UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

CKE Restaurants, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Tuesday, June 28, 2005
PLACE	Four Seasons Resort 1260 Channel Drive Santa Barbara, California 93108
ITEMS OF BUSINESS
(1)  To elect four members of the Board of Directors for terms expiring in 2008.
(2) To approve our 2005 Omnibus Incentive Compensation Plan.
(3) To amend our 1994 Employee Stock Purchase Plan to increase the number of shares issuable thereunder.
(4) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record on May 3, 2005.
ANNUAL REPORT	Our 2005 Annual Report, When You Have a Craving. . .Feed It, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING
It is important that your shares be represented and voted at the Meeting. Please vote in one of these ways:
(1)  USE THE TOLL-FREE TELEPHONE NUMBER shown on the enclosed proxy card;
(2) VISIT THE WEB SITE noted on the enclosed proxy card to vote by Internet; or
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked at any time prior to its exercise at the Meeting.

By Order of the Board of Directors,

Andrew F. Puzder
President and Chief Executive Officer

Carpinteria, California
May 20, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

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CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

PROXY STATEMENT
Annual Meeting of Stockholders
June 28, 2005

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation (“CKE,” the “Company,” “we,” or “us”), for use at the Annual Meeting of Stockholders to be held at the Four Seasons Resort, 1260 Channel Drive, Santa Barbara, California 93108, on Tuesday, June 28, 2005, at 10:00 a.m., Pacific Time (the “Annual Meeting” or the “Meeting”), and at any postponements or adjournments thereof. Stockholders will be admitted beginning at 9:45 a.m.

This Proxy Statement, form of proxy and voting instructions are being mailed starting May 20, 2005.

Solicitation of Proxies

At the Annual Meeting, the stockholders of CKE will be asked to (1) vote upon the election of four directors for a term expiring in 2008, (2) approve CKE’s 2005 Omnibus Incentive Compensation Plan, (3) amend CKE’s 1994 Employee Stock Purchase Plan to increase the number of shares issuable thereunder, and (4) act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

CKE’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of CKE common stock represented by any properly executed proxy that are not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below, FOR the approval of CKE’s 2005 Omnibus Incentive Compensation Plan, and FOR the approval of the amendment to CKE’s 1994 Employee Stock Purchase Plan. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting. A stockholder giving a proxy may revoke his or her proxy in the manner described below.

Annual Meeting Admission

If you plan to attend the Annual Meeting, you may still vote your proxy prior to the Meeting. If you are a stockholder of record, please bring a photo ID to the Meeting. If you own stock through a bank, broker or other holder of record, you will need proof of ownership to attend or vote your shares at the Meeting. A recent brokerage statement and a letter from a broker are examples of proof of ownership.

Stockholders Entitled to Vote

Holders of CKE common stock at the close of business on May 3, 2005, are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 59,011,932 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Revocation of Proxies

Proxies may be revoked at any time before they are exercised by:

1.	written notice to the Secretary of the Company;

2.	timely delivery of a valid, later-dated proxy; or

3.	voting by ballot at the Annual Meeting.

However, attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

HOW TO VOTE

Your vote is important. Stockholders of record can vote by telephone, by Internet or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Telephone

You can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2005 (June 23, 2005, if you hold your shares through CKE’s Employee Stock Purchase Plan). Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone you do not need to return your proxy card.

Vote by Internet

You also can choose to vote by Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 27, 2005 (June 23, 2005, if you hold your shares through CKE’s Employee Stock Purchase Plan). As with telephone voting, you can confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by Internet you do not need to return your proxy card.

Vote by Mail

In order to be effective, completed proxy cards must be received by 9:30 a.m. Pacific Time on June 28, 2005 (June 21, 2005, if you hold your shares through CKE’s Employee Stock Purchase Plan). If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

Voting at the Annual Meeting

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Required Vote

Quorum.  The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (whether present in person or represented by proxy) is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. On all matters to come before the Meeting, each holder of common stock will be entitled to one vote per share, except that voting for directors may be cumulative.

Election of Directors.  A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors. In the election of directors, holders of common stock are entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

Approval of 2005 Omnibus Incentive Compensation Plan.  Approval of the 2005 Omnibus Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting. An abstention from voting on this matter will be treated as “present” for quorum purposes, and will have the same effect as a vote against the proposal.

Amendment of 1994 Employee Stock Purchase Plan.  Approval of the amendment of the 1994 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting. An abstention from voting on this matter will be treated as “present” for quorum purposes, and will have the same effect as a vote against the proposal.

Broker Authority to Vote.  Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors. However, under the NYSE rules, your broker may not vote your shares on the proposals relating to the 2005 Omnibus Incentive Compensation Plan and the 1994 Employee Stock Purchase Plan absent instructions from you. Without your voting instructions on these items a broker non-vote will occur.

Availability of Certain Documents

The Notice of Annual Meeting and Proxy Statement and the 2005 Annual Report, When You Have a Craving. . .Feed It, are available through the Company’s Internet site at www.ckr.com under “Investors.” Our Annual Report and Form 10-K are not proxy soliciting materials.

In addition, charters for our Audit, Compensation and Nominating & Corporate Governance Committees, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers are available at www.ckr.com.

Cost of Proxy Solicitation

The cost of solicitation of proxies on the enclosed proxy card will be paid by CKE. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $6,500 plus out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

The Board of Directors of CKE is divided into three classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

Annual Meeting

The class of directors whose term expires as of the date of the Meeting consists of Messrs. Peter Churm, Daniel D. (Ron) Lane, Andrew F. Puzder and Ms. Janet E. Kerr. The proxies solicited hereby are intended to be voted for the foregoing nominees. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board’s nominees as possible. All of the nominees currently are members of the Board of Directors and all of the nominees have been recommended and nominated for re-election by our Nominating & Corporate Governance Committee and approved by the Board of Directors. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, all nominees are and will be able to serve.

We encourage our directors to attend the Annual Meeting and believe that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors. All of our directors attended last year’s Annual Meeting.

The Board of Directors has proposed the following nominees for election at the Annual Meeting as directors with terms expiring in 2008:

Peter Churm
Janet E. Kerr
Daniel D. (Ron) Lane
Andrew F. Puzder

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Name and Age as of the June 28, 2005 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Peter Churm 79
Mr. Churm has served as a director since 1979. Mr. Churm was Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. From February 1992 until November 1999, Mr. Churm served as Furon’s Chairman Emeritus as well as a member of its Board of Directors. Mr. Churm is also a member of the Board of Directors of Diedrich Coffee, Inc.

Janet E. Kerr 50
Professor Kerr was appointed to the Board of Directors on April 5, 2004. Professor Kerr is currently a professor of law and the Executive Director of the Center for Entrepreneurship and Technology Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance. She has founded several technology companies and is a well-known author in the areas of securities and corporate law, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories.

Daniel D. (Ron) Lane 70
Mr. Lane has served as a director since 1993. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is also a director of Fidelity National Financial, Inc. (“FNF”).

Andrew F. Puzder 54
Mr. Puzder was appointed to the Board of Directors in May 2001. Mr. Puzder became Chief Executive Officer and President of CKE in September 2000. From February 1997 to September 2000, he served as Executive Vice President, General Counsel and Secretary of CKE. Mr. Puzder was also Executive Vice President of FNF from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006

Name and Age as of the June 28, 2005 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
William P. Foley, II 60
Mr. Foley has served as a director since 1993. Mr. Foley became Chairman of the CKE Board of Directors in March 1994 and served as CKE’s Chief Executive Officer from October 1994 until March 2000. Since 1984, Mr. Foley has been Chairman of the Board of Directors, President (until January 1995) and Chief Executive Officer of FNF.

Name and Age as of the June 28, 2005 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Carl L. Karcher 56
Mr. Karcher has served as a director since 1992. Mr. Karcher is the President of CLK, Inc., a Carl’s Jr. franchisee. Mr. Karcher has been a Carl’s Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Carl L. Karcher is the son of Carl N. Karcher, our founder and Chairman Emeritus.

Ronald B. Maggard, Sr. 56
Mr. Maggard was elected to the Board of Directors in March 2003. Since the early 1980’s, Mr. Maggard has been the President and Chairman of the Board of Maggard Enterprises, Inc., a franchisee of Long John Silver and A&W restaurants. Mr. Maggard has been a franchisee of quick-service restaurants for over 30 years, and served as a director of Santa Barbara Restaurant Group, Inc. (“SBRG”) and Checkers Drive-In Restaurants, Inc. until 2002.

Daniel E. Ponder, Jr. 50
Mr. Ponder has served as a director since April 2001. He is currently the President and Chairman of the Board of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 20 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder is the 2003 recipient of the John F. Kennedy Profile in Courage Award.

DIRECTORS CONTINUING IN OFFICE UNTIL 2007

Name and Age as of the June 28, 2005 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Byron Allumbaugh 73
Mr. Allumbaugh has served as a director since 1996, and was appointed Vice Chairman of the Board on March 22, 2005. Mr. Allumbaugh retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chief Executive Officer from 1976 to 1995 and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a member of the Boards of Directors of the Automobile Club of Southern California, Penn Traffic, Galyan’s Trading Co. and The Pantry, Inc.

Douglas K. Ammerman 53
Mr. Ammerman has served as a director since October 2003. He is a Certified Public Accountant and has a Masters Degree in Business Taxation from the University of Southern California. He began his career in 1973 with Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002.

Frank P. Willey 51
Mr. Willey has served as a director since 1994. He became Vice Chairman of FNF in March 2000. Mr. Willey has been a director of FNF since February 1984, and served as General Counsel of FNF from 1984 to January 1995, as well as its President from 1995 until March 2000.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the June 28, 2005 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
E. Michael Murphy 53
Mr. Murphy became Executive Vice President, General Counsel and Secretary of CKE in February 2001, after serving as Senior Vice President of the Company and Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. For the prior 10 years, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

John J. Dunion 47
Mr. Dunion was appointed Executive Vice President, Supply Chain Management in July 2001. Prior to that, he served the Company as Executive Vice President, Chief Administrative Officer. Before joining CKE in 1996, Mr. Dunion held various management positions with Unigate Restaurants, Inc., Jack in the Box Inc., and Taco Bell Corp.

Theodore Abajian 41
Mr. Abajian was appointed Executive Vice President and Chief Financial Officer of the Company in May 2003. From March 2002, he has also served as Executive Vice President, Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of SBRG, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc., and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Staceys Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller with Summit Family Restaurants, Inc. from 1994 to 1998.

Brad R. Haley 47
Mr. Haley was appointed Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box Inc.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principal Stockholders

The following table sets forth certain information regarding persons or entities, other than directors and Named Executive Officers (defined below), known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

Stockholder	Number of Shares Held (1)	Percentage (2)
Richard H. Pickup (3) 2321 Alcova Ridge Drive Las Vegas, NV 89134	4,150,000	7.0%

(1)	All share amounts are based upon the most recent SEC filings available.

(2)	Calculated based on 59,011,932 shares of CKE common stock outstanding on May 3, 2005.

(3)	Pursuant to the Schedule 13D/A filed on February 10, 2005, by Dito Devcar Corporation, a Nevada corporation, Dito Caree, LP, a Nevada limited partnership, The Pickup Family Trust, Plus Four Equity Partners, LP, a Nevada limited partnership, TD Investments, LLC, Crut II, Richard H. Pickup, Dito Devcar, LP and the TB Fund, LLC (collectively, “Reporting Entities”) are record holders of the shares. Each of the Reporting Entities is directly or indirectly controlled or operating for the benefit of Richard H. Pickup.

Security Ownership of Directors and Named Executive Officers

The following table sets forth certain information regarding beneficial ownership of CKE’s common stock as of May 3, 2005, by (i) each director of CKE, (ii) CKE’s Chief Executive Officer and each of its four other most highly compensated executives (collectively, the “Named Executive Officers”), and (iii) all directors and executive officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned
Name	Common Stock	Common Stock Equivalents (1)	Total Share Ownership	Percentage of All Shares
Directors —
William P. Foley, II (2)	1,360,674	1,896,113	3,256,787	5.5%
Daniel D. (Ron) Lane	836,451	240,075	1,076,526	1.8%
Byron Allumbaugh	46,285	120,001	166,286	*
Peter Churm	23,865	120,001	143,866	*
Carl L. Karcher	150,446	115,000	265,446	*
Daniel E. Ponder, Jr.	23,865	40,000	63,865	*
Frank P. Willey	360,204	160,069	520,273	*
Andrew F. Puzder, CEO	412,750	930,355	1,343,105	2.3%
Ronald B. Maggard, Sr.	60,498	58,672	119,170	*
Douglas K. Ammerman	2,000	15,001	17,001	*
Janet E. Kerr	0	13,334	13,334	*
Named Executive Officers —
E. Michael Murphy	9,137	180,460	189,597	*
John J. Dunion	11,375	201,788	213,163	*
Theodore Abajian	42,517	199,384	241,901	*
Brad R. Haley	15,819	66,668	82,487	*
Directors and Executive Officers as a Group (16 persons)	3,363,424	4,447,039	7,810,463	13.2%

*	Represents less than 1% of the Company’s common stock.

(1)	“Common Stock Equivalents” include stock options or other convertible securities exercisable within 60 days after May 3, 2005.

(2)	Includes: (a) 507,398 shares held directly by Folco Development Corporation, owned and controlled by Mr. Foley, (b) 96,011 shares owned by Bognor Regis, Inc., a Nevada corporation, of which Mr. Foley is a director and President, and (c) 757,265 shares held directly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CKE’s executive officers and directors, and persons who own more than 10% of a registered class of CKE’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 2005, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that all directors had one late Form 4 filing and Messrs. Lane, Puzder and Willey had two late Form 4 filings.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

Pursuant to the Delaware General Corporation Law and the Company’s bylaws, CKE’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

The Board of Directors selects the senior management team, which is charged with the conduct of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and monitors their performance.

Meetings of the Board of Directors

During fiscal 2005, the Board of Directors met eight times. All of our directors attended 75% or more of all meetings of the Board of Directors in fiscal 2005.

Director Independence

The corporate governance listing standards of the NYSE require that we have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the new NYSE rules require that our Board annually affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with us. Our Board has determined that it would be appropriate to apply a higher standard of independence than the minimum requirement established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section titled “Corporate Governance” on our website at www.ckr.com.

In accordance with the standards set forth in our Corporate Governance Guidelines and in light of the NYSE rules on board independence, our Board reviewed the independence of each of our directors in March 2005. During the review of the independence of our directors, our Board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described in this proxy statement under the heading “Transactions with Officers and Directors,” and under the heading “Certain Relationships and Related Transactions” in the Company’s Annual Report on Form 10-K for fiscal 2005. The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE rules.

As a result of this review, our Board affirmatively determined that 7 of 11 directors currently are independent under our Corporate Governance Guidelines. These independent directors are Byron Allumbaugh, Douglas K. Ammerman, Peter Churm, Janet E. Kerr, Ronald B. Maggard, Sr., Daniel E. Ponder, Jr., and Frank P. Willey.

Introduction to Committees of the Board of Directors

While it is the general policy of the Company that all major decisions be considered by the Board of Directors, the Board utilizes certain committees to further perform its duties. In accordance with SEC and NYSE rules, CKE has an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee. In March 2005, the Board of Directors disbanded its Executive Committee, Acquisitions and Divestitures Committee, and Franchise Committee.

Audit Committee

The Audit Committee consists of Messrs. Ammerman (Chairman), Churm and Allumbaugh. Mr. Willey served as a member of the Audit Committee through March 1, 2004. The Audit Committee operates under a written Charter adopted by the Board of Directors, which is available through the Company website at www.ckr.com. The primary purposes of our Audit Committee are: (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.

During fiscal 2005, our Audit Committee met 11 times. The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below. Our Board of Directors and the Nominating & Corporate Governance Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. Our Board of Directors has determined that Mr. Ammerman is an “audit committee financial expert” within the meaning of the rules of the SEC because of his experience in preparing and auditing financial statements of public companies during his service as a Certified Public Accountant with, and former partner of, KPMG. The Report of the Audit Committee is included below at page 37.

Compensation Committee

The Compensation Committee consists of Messrs. Churm (Chairman) and Ammerman and Ms. Kerr. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our Chief Executive Officer and certain of our other executive officers; (b) to make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans; and (c) to prepare a report on executive compensation required by the rules and regulations of the SEC.

During fiscal 2005, our Compensation Committee met eight times. The Compensation Committee Report on Executive Compensation is included below at page 17.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Messrs. Maggard (Chairman) and Ammerman and Ms. Kerr. Each member of our Nominating & Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE. The Nominating & Corporate Governance Committee operates under a written Charter adopted by the Board of Directors which is available through the Company website at www.ckr.com. The primary purposes of our Nominating & Corporate Governance Committee are: (a) to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines; (b) to oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer; and (c) to take a leadership role in shaping the corporate governance of the Company, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to the Company. In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Corporate Governance Committee places primary emphasis on the criteria set forth under “Guidelines and Procedures — Selection Criteria” in the Nominating & Corporate Governance Committee Charter, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of the Company.

The Nominating & Corporate Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the Nominating & Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Nominating & Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. Once a candidate is identified whom the Nominating & Corporate Governance Committee wants to seriously consider and move toward nomination, a member of the Nominating & Corporate Governance Committee enters into a discussion with that nominee. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating & Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at our 2006 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws in accordance with the procedures for submitting stockholder recommendations explained below under “Other Matters — Future Stockholder Proposals.”

During fiscal 2005, our Nominating & Corporate Governance Committee met eight times.

Non-Management Directors

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management, including at least one executive session per year which will include only the independent non-management directors. The presiding director at the executive sessions will be elected by the vote of the independent non-management directors at each such executive session.

Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described on the Company website at www.ckr.com.

Fiscal 2005 Committee Membership & Meetings

The table below provides membership and meeting information for each of the Board committees.

Name	Audit	Compensation	Nominating & Corporate Governance
Byron Allumbaugh	X
Peter Churm	X	X*
Janet E. Kerr		X	X
Ronald B. Maggard, Sr.			X*
Douglas K. Ammerman	X*	X	X
Meetings	11	8	8

*	Chair.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Non-Management Directors

For their services as directors in fiscal 2005, each non-management director, other than Mr. Foley and the Chairmen of the Board Committees, received a base annual retainer of $33,000. For attendance at each special Board meeting (meetings other than scheduled quarterly Board meetings), each non-management director received a fee of $1,000 ($500 for telephonic meetings). For attendance at Board Committee meetings, other than Audit Committee meetings, that were held on a day other than the date of a scheduled Board meeting, each non-management director received a fee of $1,000 ($500 for telephonic meetings), which was increased to $2,000 ($1,000 for telephonic meetings) on September 7, 2004. For attendance at Audit Committee meetings that were held on a day other than the date of a scheduled Board meeting, each non-management director received a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors. Directors who are also employees of the Company receive no compensation for serving as directors of the Company. Non-management directors receive no monetary compensation from the Company other than directors’ fees.

Mr. Foley receives $150,000 per year for his services to CKE as a Board member and Chairman of the Board of Directors. Mr. Ammerman receives $100,000 per year for his services to CKE as a Board member and Chairman of the Audit Committee. Effective September 7, 2004, Messrs. Maggard and Churm each receive $60,000 per year for their services to CKE as a Board member and Chairman of the Nominating & Corporate Governance Committee and Compensation Committee, respectively. Besides reasonable travel expenses incurred to attend Board and Committee meetings, Messrs. Foley, Ammerman, Maggard and Churm do not receive any other monetary compensation from CKE for their attendance at Board and Committee meetings.

CKE’s current policy is to grant to Board members upon their appointment or election to the Board of Directors, options to purchase 25,000 shares of CKE’s common stock. The Compensation Committee also determines an appropriate annual grant to the non-management directors. Such options are granted by the Compensation Committee with an exercise price at the fair market value as of the date of the grant, and vest in equal increments over a three-year period. In fiscal 2003, each non-management director received options to purchase 15,000 shares of CKE’s common stock and Mr. Foley received options to purchase an aggregate of 100,000 shares of CKE’s common stock. In both fiscal 2004 and fiscal 2005, each non-management director received options to purchase 15,000 shares of CKE’s common stock, each member of the Audit Committee received options to purchase an aggregate of 20,000 shares of CKE’s common stock, and Mr. Foley received options to purchase an aggregate of 50,000 shares of CKE’s common stock.

The table below provides compensation information for each of the members of the Board and the Board Committees.

Fiscal 2005 Cash Retainer and Meeting Fees

Name	Board	Audit	Compensation	Franchise	Nominating & Corporate Governance	Acquisitions and Divestitures
William P. Foley, II	$150,000	—	—	—	—	—
Daniel D. (Ron) Lane	$35,000	—	—		—	—
Byron Allumbaugh	$35,000	$16,000	—	—	—	—
Peter Churm	$40,750	$5,000	$2,000		—	—
Carl L. Karcher	$35,000	—	—	—	—	—
Janet E. Kerr (1)	$26,750		$5,500	—	$6,500	—
Frank P. Willey	$35,500	$1,000	—		—	—
Daniel E. Ponder, Jr.	$35,500	—	—	—	—	—
Andrew F. Puzder (2)	—	—	—	—	—	—
Ronald B. Maggard, Sr.	$40,750	—	—	—	$4,500	—
Douglas K. Ammerman	$100,000	—	—	—	—	—

(1)	Ms. Kerr was appointed to the Board of Directors on April 4, 2004.

(2)	Mr. Puzder received no director compensation during fiscal 2005 as he received remuneration pursuant to his employment agreement with the Company, which is discussed below under the heading “Employment Agreements.”

Executive Compensation

Summary of Cash and Certain Other Compensation.  For fiscal 2005, the following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to the Named Executive Officers.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)	Long-Term Compensation Awards Options (#)	All Other Compensation ($) (2)
Andrew F. Puzder	2005	815,405	1,630,769	20,225	150,000	39,663
Chief Executive Officer	2004	635,097	200,000	21,937	150,000	38,582
	2003	572,115	1,250,000	21,028	100,000	37,500

E. Michael Murphy	2005	356,743	713,461	19,933	30,000	0
EVP, General Counsel &	2004	335,866	100,000	21,267	30,000	0
Secretary	2003	326,538	335,000	23,284	25,100	87,302

John J. Dunion	2005	254,808	110,000	15,514	15,000	19,785
EVP, Supply Chain	2004	250,000	90,000	13,984	15,000	19,785
Management	2003	250,000	75,000	15,951	15,000	19,785

Theodore Abajian	2005	305,783	611,538	10,000	30,000	33,375
EVP, Chief Financial Officer	2004	252,885	100,000	14,616	25,000	45,615
	2003	249,808	125,000	23,829	5,000	19,038

Brad R. Haley	2005	280,288	448,461	13,724	25,000	29,668
EVP, Marketing	2004	252,404	75,000	15,141	20,000	30,130
	2003	250,000	15,000	12,579	10,000	56,654

(1)	“Other Annual Compensation” for fiscal 2005 includes the following amounts for Mr. Puzder, Mr. Murphy, Mr. Dunion, Mr. Abajian and Mr. Haley: (a) auto allowance payments of $10,152, $10,152, $10,152, $1,625 and $10,152, respectively, (b) reimbursements for medical and dental costs of $8,246, $8,950, $5,000, $8,120 and $3,204, respectively, and (c) payments of life insurance premiums of $1,827, $831, $362, $255 and $368, respectively.

(2)	“All Other Compensation” includes matching contributions by CKE to CKE’s employee stock purchase plan for Mr. Puzder, Mr. Abajian and Mr. Haley. For fiscal 2005, the amounts matched by the Company in the employee stock purchase plan were $39,663, $9,375 and $3,288, respectively. Amounts for Mr. Dunion, Mr. Abajian and Mr. Haley include relocation costs of $19,785, $24,000 and $26,380, respectively.

Stock Option Grants.  The following table sets forth certain information with respect to the stock options granted during fiscal 2005 to the Named Executive Officers and the potential realizable value of such stock options.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	Number of Securities Underlying Option Grants (#) (1)	Percentage of Total Options Granted to Employees in Fiscal Year 2005	Exercise or Base Price ($/Share) (2)	Expiration Date (3)	5% ($)	10% ($)
Andrew F. Puzder	150,000	17.00%	$11.26	06/14/2014	2,751,203	4,380,831
E. Michael Murphy	30,000	3.40%	$11.26	06/14/2014	550,241	876,166
John J. Dunion	15,000	1.70%	$11.26	06/14/2014	275,120	438,083
Theodore Abajian	30,000	3.40%	$11.26	06/14/2014	550,241	876,166
Brad R. Haley	25,000	2.83%	$11.26	06/14/2014	458,534	730,139

(1)	Nonqualified stock options.

(2)	The fair market value of the Company’s common stock on the date of grant.

(3)	The options vest 33-1/3% on the first anniversary of the date of grant, 33-1/3% on the second anniversary of the date of grant and 33-1/3% on the third anniversary of the date of grant.

(4)	Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

Option Exercises and Fiscal Year-End Values.  The following table sets forth certain information with respect to stock options exercised during fiscal 2005 and year-end stock option values for each of the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at January 31, 2005		Value of Unexercised In-the-Money Options at January 31, 2005 (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew F. Puzder	400,000	$4,558,388	797,022	283,333	6,109,013	1,474,332
E. Michael Murphy	—	—	152,127	58,333	1,350,333	300,532
John J. Dunion	—	—	186,788	30,000	943,813	153,100
Theodore Abajian	25,000	$299,372	179,385	48,332	2,056,395	248,692
Brad R. Haley	—	—	48,334	41,666	481,754	208,996

(1)	In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be the closing price of the Company’s common stock on January 31, 2005.

Employment Agreements

Andrew F. Puzder.  CKE and Mr. Puzder are parties to a three-year employment agreement that commenced as of the beginning of CKE’s 2005 fiscal year, pursuant to which Mr. Puzder serves as CKE’s President and Chief Executive Officer. Mr. Puzder’s annual base salary under the employment agreement for fiscal 2005 was $800,000, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2005, Mr. Puzder’s annual base salary was increased to $850,000. The employment agreement also provides for annual cash bonuses during his employment term. For fiscal 2005, Mr. Puzder’s annual bonus was calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of the fiscal year, and its actual annual income, both as defined in the employment agreement. The formula provides that if actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income,

Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 200% of his then current annual base salary. Pursuant to this formula, Mr. Puzder received a cash bonus of $1,630,769 for fiscal 2005. Effective February 1, 2005, Mr. Puzder’s employment agreement was amended to provide that his maximum cash bonus (i.e., where CKE’s actual income is 120% or more of target income) will equal 250% of his annual base salary, and a corresponding adjustment was made to the formula determining the bonus where actual income equals 80%–120% of target income. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Puzder’s employment without cause, Mr. Puzder terminates his employment with CKE for good reason or in the event of a change of control of CKE resulting in Mr. Puzder’s termination, each as defined in the employment agreement, CKE will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect times the greater of one and the number of years remaining in the term of the employment agreement, plus (b) an amount equal to 200% of Mr. Puzder’s minimum annual base salary as then in effect multiplied by the number of years for which an annual bonus has not yet been calculated. In addition, in the event that CKE terminates Mr. Puzder’s employment without cause, Mr. Puzder terminates his employment with CKE for good reason or in the event of a change of control of CKE resulting in Mr. Puzder’s termination, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

E. Michael Murphy.  In January 2004, CKE entered into a three-year employment agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of CKE. Mr. Murphy’s annual base salary under the employment agreement was $350,000 for fiscal 2005, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2005, Mr. Murphy’s annual base salary was increased to $375,000 Mr. Murphy’s agreement also provides for annual cash bonuses during his employment term. For fiscal 2005 and all subsequent years, Mr. Murphy’s annual bonus is calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Murphy and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the employment agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to 200% of his then current annual base salary. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Murphy’s employment without cause, CKE will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that CKE terminates Mr. Murphy’s employment without cause, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

Theodore Abajian.  In January 2004, CKE entered into a three-year employment agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of CKE. Mr. Abajian’s annual base salary under the employment agreement was $250,000 for fiscal 2005, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective May 7, 2004, Mr. Abajian’s annual base salary was increased to $300,000, and effective February 1, 2005, Mr. Abajian’s annual base salary was increased to $330,000. Mr. Abajian’s agreement also provides for annual cash bonuses during his employment term. For fiscal 2005 and all subsequent years, Mr. Abajian’s annual bonus is calculated by first determining the difference between CKE’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the employment agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula. If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Abajian’s employment without cause, CKE will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that CKE terminates Mr. Abajian’s employment without cause, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

Brad R. Haley.  In January 2004, CKE entered into a three-year employment agreement with Brad R. Haley to serve as Executive Vice President of Marketing of CKE. Mr. Haley’s annual base salary under the employment agreement is $275,000. Mr. Haley’s agreement also provides for annual cash bonuses during his employment term at the discretion of CKE. The employment agreement can be terminated by CKE for cause as defined in the employment agreement. In the event CKE terminates Mr. Haley’s employment without cause, CKE will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the employment agreement, all options granted which have not vested as of the date of termination shall vest immediately, and CKE shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the members of CKE’s Compensation Committee were Messrs. Churm (Chairman) and Ammerman and Ms. Kerr. None of the foregoing was an officer, a former officer or employee of CKE during fiscal 2005. No CKE executive officer served as a director of a company for which Messrs. Churm and Ammerman or Ms. Kerr served as an executive officer.

During the same period, Mr. Foley served as Chairman of the Board and Chief Executive Officer of FNF. Mr. Lane served as a director of FNF and Mr. Willey served as Vice-Chairman of FNF.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JANUARY 31, 2005

The Compensation Committee is comprised of three of our non-management directors and operates pursuant to a written Charter that is available on our website at www.ckr.com. During fiscal 2005, the Compensation Committee held eight meetings. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee’s primary purposes are to determine and approve the compensation of our Chief Executive Officer and certain of our other executive officers, to make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans, and to prepare this Report.

The Compensation Committee engaged an independent compensation consulting firm to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive and non-executive compensation practices and determinations, including information on year-end equity-based award design. The Compensation Committee specifically asked J. Richard & Co. to assess the Company’s compensation practices against industry best practices. On conclusion of this assessment, the firm informed the Chairman of the Compensation Committee of recommended increases to Messrs. Puzder’s, Murphy’s and Abajian’s base salaries for fiscal 2006, an adjustment to Mr. Puzder’s bonus formula, and stock option and restricted stock grants to Messrs. Puzder, Murphy and Abajian. Following receipt of the report, the Compensation Committee, along with the full Board of Directors, approved the increases to the annual base salary of Messrs. Puzder, Murphy and Abajian, and the adjustment to Mr. Puzder’s bonus formula, discussed above under the heading “Employment Agreements,” and approved stock option grants to Messrs. Puzder (150,000 stock options), Murphy (40,000 stock options) and Abajian (40,000 stock options), the exercisability of which are conditioned upon our stockholders’ approval of our Proposal Two discussed below in this Proxy Statement, and promised to issue restricted stock awards to Messrs. Puzder (20,000 restricted shares), Murphy (5,000 restricted shares) and Abajian (5,000 restricted shares) contingent upon our stockholders’ approval of said Proposal Two.

Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 2005 as they affected the following persons.

The Committee, currently comprised of three non-management directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee determines the compensation paid to the Chief Executive Officer and to certain other executive officers of CKE (each, an “Executive Officer”). Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 2005 as they affected the following persons: (i) Andrew F. Puzder, Chief Executive Officer of CKE, and (ii) the Executive Officers.

Chief Executive Officer Compensation.  Andrew F. Puzder became CKE’s Chief Executive Officer on September 7, 2000. Mr. Puzder and CKE are parties to the employment agreement discussed above under the heading “Employment Agreements.”

Compensation Policies Toward Executive Officers.  The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE’s compensation program is the ownership and retention of CKE’s common stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE’s long-term success, a commonality of interests between CKE’s Executive Officers and its stockholders is fostered. Employment contracts are currently in effect for the Chief Executive Officer and other executive officers (See “Employment Agreements” section above).

Relationship of Performance to Compensation.  Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors considered in establishing the components of each Executive Officer’s compensation package for fiscal 2005 are summarized below. The Committee, in its discretion, may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

Base Salary.  Other than the initial base salaries of those with employment agreements, the base salary for each Executive Officer is set on the basis of comparable positions with CKE’s principal competitors (including, but not limited to, CKE’s self-determined peer group set forth in the “Stock Performance Graph”) and CKE’s financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE’s financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

Cash Bonus.  Annual bonuses are earned by the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company on the basis of CKE’s achievement of net income, in each case according to the formula described in Messrs. Puzder’s, Abajian’s and Murphy’s respective employment agreements described above. Annual bonuses for all other Executive Officers are based on improvements in earnings based on targets established at the start of the fiscal year and/or on the basis of the particular Executive Officer’s duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. The Committee assesses CKE and individual performance against the established targets and provides for bonuses based on the targeted performance levels actually achieved. The Committee may grant bonuses where targeted performance levels are not met if the Committee determines circumstances warrant.

Stock Options.  Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE’s shares of common stock appreciates, thereby aligning a substantial part of the Executive Officer’s compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer’s continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual’s current position with CKE, internal comparability with option grants made to other CKE executives and the individual’s potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization and total compensation compared to comparable companies in making option grants to the Executive Officers, in an attempt to target a fixed number of unvested option shares based upon the individual’s position with CKE and the Executive Officer’s existing holdings of unvested options. As such, the award of stock options requires judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

Corporate Deduction for Compensation.  Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

Dated: May 20, 2005

COMPENSATION COMMITTEE
/s/
Peter Churm (Chairman)
Douglas K. Ammerman
Janet E. Kerr

The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

	Cumulative Total Return
	Jan 00	Jan 01	Jan 02	Jan 03	Jan 04	Jan 05
CKE RESTAURANTS, INC.	100.00	48.39	155.53	55.46	118.93	227.80
S & P 500	100.00	99.10	83.10	63.97	86.09	91.45
PEER GROUP	100.00	85.28	87.42	53.10	90.24	115.29

*	$100 invested on 1/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending January 31.

(1)	Peer Group is comprised of the following companies: Jack in the Box Inc., McDonalds Corp., Wendy’s International, Inc. and Yum! Brands Inc.

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

Carl N. Karcher.  CKE leases certain land and buildings, which include the Anaheim corporate offices of CKE, its distribution center and one restaurant in Carl Karcher Plaza, located at 401 West Carl Karcher Way, Anaheim, California, from the Karcher Partners, L.P. (“Karcher Partners”). The General Partner of Karcher Partners is the Carl N. Karcher and Margaret M. Karcher Trust (the “Trust”), of which Carl N. Karcher is co-trustee. The term of the lease expires in April 2008, and CKE has the option to renew the lease for one additional five-year term. The current rent under this lease is: (a) $15,580 per month and 6.5% of annual gross sales in excess of $2,436,369 for the restaurant; (b) $79,099 per month for the distribution center, subject to adjustment every five years; and (c) $24,832 per month for the corporate offices, subject to adjustment every five years. CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust which are being utilized by CKE for additional office space and distribution center parking and storage. The rent is $6,942 per month for one parcel and $7,971 per month for the other parcel, both subject to adjustment every five years. The term for both leases expires in April 2008. CKE has the option to renew each of these leases for one additional five-year term. The aggregate rents paid by CKE to the Trust for the corporate offices and adjacent facilities, including one restaurant in Carl Karcher Plaza, during fiscal 2005 were $1,647,877. In addition, CKE had two leases with the Trust with respect to two restaurant properties. The minimum monthly rental is the greater of $6,799 or 5.5% of annual gross sales in one of the leases. The minimum monthly rental for improvements of $2,871 or 4% of annual gross sales, whichever is greater, and a fixed monthly rental of $6,183 for the land in the other lease, which expired in May 2004. The remaining lease expires in May 2010. The aggregate rents paid by CKE to the Trust for these two restaurant properties during fiscal 2005 were $134,834.

In January 1994, CKE entered into an employment agreement with Carl N. Karcher, which was amended on November 1, 1997, January 1, 2004 and January 1, 2005. In fiscal 2005, Mr. Karcher was paid an aggregate of $451,998, consisting of (a) $402,885 base salary, (b) $8,581 in life insurance premiums, (c) $4,996 reimbursement for medical costs, (d) $25,384 in matching contributions for CKE’s employee stock purchase plan, and (e) a $10,152 auto allowance. Mr. Karcher’s employment agreement, as amended on January 1, 2005, provides that Mr. Karcher will receive an annual amount of $300,000, which will decrease by $25,000 each successive year until 2009, when he will be paid an annual amount of $210,000 until his death. Mrs. Karcher, if she survives her husband, will be paid an annual amount of $150,000 until her death. Mr. and Mrs. Karcher are entitled to medical, dental and vision benefits until their deaths, and Mr. Karcher is entitled to transportation to and from all Company related events, an office with an assistant, and payment of certain club dues until his death. On May 11, 2004, Carl N. Karcher tendered his resignation as a member of the Board of Directors effective upon Carl L. Karcher’s election as a member of the class of directors whose terms expire in 2006.

JCK, Inc. (“JCK”) is a franchisee of CKE and currently operates 14 Carl’s Jr. restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK. JCK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise one additional Carl’s Jr. restaurant by 2005. JCK paid an aggregate of $5,000 to CKE in franchise fees in fiscal 2005. In connection with the operation of its 14 franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $3,563,276. During fiscal 2005, JCK paid royalty fees of $524,093, and advertising and promotional fees of $663,986, for all 14 restaurants combined.

Wiles Restaurants, Inc. (“Wiles”) is a franchisee of CKE and currently operates 13 Carl’s Jr. restaurants, two of which are Carl’s Jr./Green Burrito dual-brand restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Wiles. Wiles paid an aggregate of $11,250 to CKE in franchise fees in fiscal 2005. In connection with the operation of its 13 franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $5,113,158. During fiscal 2005, Wiles paid royalty fees of $615,696, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-brand restaurants, and advertising and promotional fees of $768,402, for all 13 restaurants combined. Wiles is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments range from $7,174 to $11,699 or 5.5% to 8% of annual gross sales of the restaurant. The leases expire from November 2008 to August 2011. The rents paid under these leases during fiscal 2005 totaled $257,552.

Sierra Surf Connection, Inc. (“SSC”) is a franchisee of CKE and currently operates 10 Carl’s Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of SSC. In connection with the operation of its 10 franchised restaurants, SSC regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $1,524,503. During fiscal 2005, SSC paid royalty fees of $392,575, and advertising and promotional fees of $607,964, for all 10 restaurants combined. SSC is also a lessee of CKE with respect to one restaurant location. Rental payments equal 5% of the annual gross sales of the restaurant, or minimum monthly rental of $4,805. The lease expires in January 2008. The rents paid under this lease during fiscal 2005 totaled $72,662.

Estrella del Rio Grande, Inc. (“Estrella”) is a franchisee of CKE and currently operates one Carl’s Jr. restaurant. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Estrella. Estrella paid CKE an aggregate of $15,000 in franchise fees and $10,000 in development fees in fiscal 2005. In connection with the operation of its franchised restaurant, Estrella regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $184,454. During fiscal 2005, Estrella paid royalty fees of $13,193, and advertising and promotional fees of $34,558, for its one restaurant.

MJKL Enterprises, L.L.C. (“MJKL”) is a franchisee of CKE and currently operates 42 Carl’s Jr. restaurants, 16 of which are Carl’s Jr./Green Burrito dual-brand restaurants. Margaret LeVecke is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of MJKL. MJKL is obligated, pursuant to a Development Agreement with CKE, to develop and franchise nine additional Carl’s Jr. restaurants at varying times by 2008. MJKL paid CKE an aggregate of $105,000 in franchise and $50,000 in development fees in fiscal 2005. In connection with the operation of its 42 restaurants, MJKL regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $12,493,282. During fiscal 2005, MJKL paid royalty fees of $1,166,906 and advertising and promotional fees of $1,423,129, for all 42 restaurants combined. MJKL is also a lessee or sublessee of CKE with respect to 21 restaurant locations, five of which were terminated in fiscal 2005. Monthly rental payments vary from $3,000 to $12,849 and/or a percentage of the annual gross sales of the restaurants ranging from 4% to 8%. The leases expire at varying times between June 2005 and December 2014. Rents paid during fiscal 2005 under these leases totaled $1,188,796.

Bernard Karcher Investments, Inc. (“BKI”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. In connection with the operation of its 11 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $4,784,572. During fiscal 2005, BKI paid royalty fees of $633,480, and advertising and promotional fees of $777,088, for all 11 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Rental payments equal $11,520, or a percentage ranging from 7.5% to 9.5% of the annual gross sales of the restaurant ranging in excess of $1 to $900,000. The leases expire at varying times between January 2006 to September 2012. The rents paid under these leases during fiscal 2005 totaled $243,616.

B&J, L.L.C. (“B&J”) is a franchisee of CKE and currently operates nine Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of B&J. In connection with the operation of its nine franchised restaurants, B&J regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $3,942,837. During fiscal 2005, B&J paid royalty fees of $487,526, and advertising and promotional fees of $636,448, for all nine restaurants combined. B&J is also a sublessee of CKE with respect to one restaurant location. Rental payments equal the greater of $4,290 per month or 4% of the annual gross sales of the restaurant. The lease expires in January 2018. Total rents paid under this lease during fiscal 2005 totaled $64,613.

Carl L. Karcher.  CLK, Inc. (“CLK”) is a franchisee of CKE and currently operates 28 Carl’s Jr. restaurants, nine of which are Carl’s Jr./Green Burrito dual-brand restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of CLK. CLK paid an aggregate of $25,000 to CKE in franchise fees in fiscal 2005. In connection with the operation of its 28 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $12,750,665. During fiscal 2005, CLK paid royalty fees of $1,616,884, including royalties fees paid to CKE for the Green Burrito dual-brand restaurants, and advertising and promotional fees of $1,885,175, for all 28 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to 13 restaurant locations, two of which terminated in fiscal 2005. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 5.5 % to 10%, or minimum monthly rentals ranging from $4,447 to $11,255. The leases expire at varying times between December 2005 and August 2011. The rents paid under these leases during fiscal 2005 totaled $1,075,303.

CLK New-Star, L.P. (“New-Star”) is a franchisee of CKE and currently operates five Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of New-Star. New-Star, pursuant to a Development Agreement with CKE, is obligated to develop and franchise ten additional Carl’s Jr. restaurants at varying times by 2011. In connection with the operation of its five franchised restaurants, New Star purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $9,208. During fiscal 2005, New Star paid royalty fees of $245,348, and advertising and promotional fees of $408,422, for its five restaurants combined.

Border Star de Mexico, S. de R.L. de C.V. (“BSM”) is a licensee of CKE and currently operates four Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of BSM. BSM, pursuant to a Development Agreement with CKE, is obligated to develop and franchise one additional Carl’s Jr. restaurant by March 2005. BSM paid an aggregate of $50,000 to CKE in development fees in fiscal 2005. In connection with the operation of its four franchised restaurants, BSM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $698,922. During fiscal 2005, BSM paid royalty fees of $90,159, for its four restaurants combined.

KWK Foods, L.L.C. (“KWK”) is a franchisee of CKE and currently operates 17 Carl’s Jr. restaurants, one of which is a Carl’s Jr./Green Burrito dual-brand restaurant. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. Gary Wiles is the son-in-law of Carl N. Karcher and an affiliate of KWK. KWK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise two additional Carl’s Jr. restaurants at varying times within 2005. In connection with the operation of its 17 franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $3,612,931. During fiscal 2005, KWK paid royalty fees of $689,924, including royalties paid to CKE for its Green Burrito dual-brand restaurant, and advertising and promotional fees of $915,685, for all 17 restaurants combined. KWK was also a sublessee of CKE with respect to three restaurant locations during fiscal 2005. Rental payments equal 1% of annual gross sales of the restaurant in excess of $900,000, or minimum monthly rentals ranging from $5,101 to $9,410. The leases expire at varying times between September 2015 and February 2018. Total rents paid under these leases during fiscal 2005 totaled $251,578.

Daniel D. (Ron) Lane.  M & N Foods, L.L.C. (“M&N”) is a franchisee of CKE and currently operates 24 Carl’s Jr. restaurants, seven of which are Carl Jr./Green Burrito dual-brand restaurants. Daniel D. (Ron) Lane is a director of CKE and an affiliate of M&N. Pursuant to a Development Agreement with CKE, M&N is obligated to develop and franchise five additional Carl’s Jr. restaurants at varying times by 2008. In connection with the operation of its 24 restaurants, M&N regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 2005, these purchases totaled approximately $10,217,870. During fiscal 2005, M&N paid royalty fees of $1,368,114, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-brand restaurants, and advertising and promotional fees of $1,771,829. M&N was also a lessee or sublessee of CKE with respect to its 24 restaurant locations during fiscal 2005. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 0% to 5%, or minimum monthly rentals ranging from $2,958 to $14,984. The leases expire at varying times between February 2007 and November 2022. Rents paid under these leases during fiscal 2005 totaled $2,339,524.

Daniel E. Ponder, Jr.  Ponder Enterprises, Inc. (“PEI”) is a franchisee of Hardee’s and currently operates 12 Hardee’s restaurants. Daniel E. Ponder, Jr. is a director of CKE and President and Chairman of the Board of PEI. During fiscal 2005, PEI paid CKE royalty fees of $385,456 for all 12 restaurants combined. PEI was also a sublessee of CKE with respect to one of its restaurant locations during fiscal 2005. Rental payments equal 1% of the annual gross sales of the restaurant in excess of $600,000, or minimum monthly rental of $669. The lease expires in November 2008. Total rent paid under this lease during fiscal 2005 aggregated $8,694.

CKE has a limited-term guarantee with an independent third party on behalf of certain of its Carl’s Jr. franchisees. CKE agreed to guarantee the payment obligations of SSC, BKI and KWK under these arrangements in fiscal 2005 up to a maximum amount of $260,641.

Restaurants leased from related parties generally were constructed by CKE on land purchased or leased by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. The foregoing franchise and lease arrangements are on terms generally similar to those with unaffiliated parties.

In fiscal 2002, CKE entered into Stock Purchase and Loan Plan Agreements (“Loan Plan Agreements”) in accordance with the terms of the CKE Restaurants, Inc. Employee and Non-employee Director Stock Purchase and Loan Plan (the “Loan Plan”) with certain employees and members of its Board of Directors, whereby CKE lent the participants funds with which to purchase shares of the common stock of the Company in accordance with the provisions of the Loan Plan Agreements. The participants entered into promissory notes (the “Notes”) in favor of CKE in amounts set forth below, at a rate of 6%, all due and payable five years from the date of the Note. The Notes are prepayable, in whole or in part, at any time without penalty. In the event any shares acquired by the participant pursuant to a Loan Plan Agreement are sold, pledged, or otherwise transferred, the interest rate on the Note will immediately be adjusted to the then prime rate of interest as reported in The Wall Street Journal or similar publication, plus 4% (the “Disposition Rate”), and the participant will thereupon be required to make payments under the Note pursuant to a payment schedule to be attached to the Note reflecting the Disposition Rate. In the event of the participant’s death, disability or retirement, the entire unpaid principal balance of the Note and all accrued but unpaid interest shall become due and payable on the second anniversary of such event. In the event of the termination of the participant’s employment or directorship with the Company, the entire unpaid principal balance of the Note and all accrued but unpaid interest shall become due and payable 30 days following the date of termination. In the event of a default of any payment when due, the entire unpaid principal balance and all accrued but unpaid interest shall, at the option of the holder of the Note, become immediately due and payable. Following the enactment of the Sarbanes-Oxley ban on personal loans to directors and executive officers, in fiscal 2003, Messrs. Foley and Willey paid their outstanding balances in full. In fiscal 2005, the rest of the participating directors and executive officers paid their outstanding balances in full. No additional loans will be made under the Loan Plan.

CKE is party to arrangements with related parties that are not required to be disclosed in this Proxy Statement, but which are discussed in CKE’s Annual Report on Form 10-K.

PROPOSAL 2 — APPROVAL OF 2005 OMNIBUS INCENTIVE COMPENSATION PLAN

The Board of Directors has unanimously approved the 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”), subject to stockholder approval at the Annual Meeting.

Description of the 2005 Plan

CKE’s 2005 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and stock units. Participants in the 2005 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Board of Directors. The following is a summary of the principal provisions of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Annex A to this Proxy Statement.

Purpose of the 2005 Plan.  The purpose of the 2005 Plan is to further align the interests of employees and directors with those of the stockholders by providing incentive compensation opportunities tied to the performance of the common stock of the Company and by promoting increased ownership of the common stock by such individuals. The 2005 Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent.

Shares Reserved for Issuance.  We have reserved 2,500,000 shares of common stock for issuance under the 2005 Plan. As of May 3, 2005, there were 59,011,932 shares of Company common stock outstanding.

Limits on Awards.  A maximum of 2,500,000 shares of common stock may be issued and sold under all awards, restricted and unrestricted, granted under the 2005 Plan. Of such aggregate limit, the maximum number of shares of common stock that may be issued under (i) incentive stock option awards shall be 2,500,000 shares, and (ii) all awards of restricted stock, stock units and stock awards, in the aggregate, shall be 750,000 shares. The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock, stock units and stock awards, in the aggregate, granted to any one Participant (as defined below) during any single fiscal year period shall be 375,000 shares; provided, however, that the Company reserves the right to exceed this limitation in connection with any new hire of a Named Executive Officer if the Board of Directors determines that it is in the best interests of the Company to do so, but in no event shall this limitation exceed 475,000 shares. The foregoing limitations shall each be applied on an aggregate basis taking into account awards granted to a Participant under the 2005 Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any affiliate thereof.

Shares of common stock issued and sold under the 2005 Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, repurchased by or returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2005 Plan pursuant to such limitations. Any awards or portions thereof that are settled in cash and not in shares of common stock shall not be counted against the foregoing maximum share limitations. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

Administration.  The Company’s Board of Directors shall delegate administration of the 2005 Plan to a committee comprised of no fewer than two members of the Board of Directors (the “Committee”). Each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of CKE’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NYSE, (iii) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act, and (iv) an “outside director” under Section 162(m) of the Internal Revenue Code.

The Committee shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2005 Plan. Subject to the express limitations of the 2005 Plan, the Committee shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Committee may prescribe, amend and rescind rules and regulations relating to the 2005 Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Additionally, the Committee may delegate to one or more officers of the Company the ability to grant and determine terms and conditions of awards under the 2005 Plan to certain employees, and the Committee may delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the 2005 Plan.

Eligibility.  Any person who is an employee of CKE or any affiliate thereof, any person to whom an offer of employment with CKE has been extended, as determined by the Committee, or any person who is a non-employee director is eligible to be designated by the Committee to receive awards and become a participant under the 2005 Plan (a “Participant” or the “Participants”).

Types of Plan Awards

CKE’s 2005 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, stock appreciation rights and stock units, which are described below.

Stock Options.  Stock options granted under the 2005 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code.

The exercise price per share of a stock option shall not be less than the fair market value of the Company’s common stock on the date the option is granted, provided that the Committee may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s common stock on the date the option is granted. The exercise price is payable in cash, shares of CKE stock owned by the Participant exercising the option, through a broker-assisted cashless exercise or otherwise as provided by the Committee. The Committee shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted. Except as otherwise provided by the Committee, no stock option may be exercised at any time during the term thereof unless the Participant is then in the service of the Company or one of its affiliates.

Generally, a Participant’s right to exercise a stock option granted under the 2005 Plan expires, and such option terminates, (i) twelve months after termination of service if service ceased due to disability, (ii) eighteen months after termination of service if service ceased at a time when the Participant was eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its affiliates had made contributions, (iii) eighteen months after termination of service if the Participant died while in the service of the Company or any of its affiliates, or (iv) three months after termination of service if service ceased for any other reason.

All stock options are nontransferable except (i) upon the Participant’s death or (ii) in the case of non-qualified stock options only, for the transfer of all or part of the stock option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of the proposed transfer.

Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of CKE’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such a stock option previously granted under the 2005 Plan, or otherwise approve any modification to such a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

Stock Appreciation Rights.  A stock appreciation right entitles a Participant, upon settlement, to receive a payment based on the increase of the value of CKE stock from the time the stock appreciation right is granted until the time it is exercised (or settled). Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a stock appreciation right at any time.

A stock appreciation right may be granted without any related stock option and may be subject to such vesting and exercisability requirements as specified by the Committee in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a stock appreciation right shall be ten years from the date the right is granted. The base price of a stock appreciation right granted without any related stock option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding stock appreciation right shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted.

A stock appreciation right may be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/stock appreciation right will entitle the holder to elect, as to all or any portion of the number of shares subject to such stock option/stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder shall have a base price per share equal to the per share exercise price of the stock option, which under the 2005 Plan shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted, and will be vested and exercisable at the same time or times that a related stock option is vested and exercisable and will expire no later than the time at which the related stock option expires.

A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of common stock of the Company on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements. Awards made under the 2005 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds. The Company intends to structure any awards under the 2005 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid these adverse tax consequences.

Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of CKE’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such a stock appreciation right previously granted under the 2005 Plan, or otherwise approve any modification to such a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

Restricted Stock Awards.  Restricted stock awards represent shares of CKE stock granted subject to restrictions on transfer and vesting requirements as determined by the Committee. The terms of a restricted stock award may require the Participant to pay a purchase price for the shares, or the Committee may provide that no payment is required. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Committee in the award agreement, provided that the Committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the Company. If the Participant paid for the restricted shares, then upon a termination of a Participant’s service the Company shall have the right to repurchase any restricted shares for the original purchase paid by the Participant.

Shares granted under any restricted stock award may not be transferred, assigned or made subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to the Company (or repurchased by the Company, if the Participant paid for the restricted shares).

Subject to the provisions of the 2005 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an award agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Stock Unit Awards.  A recipient of a stock unit award is entitled to receive a payment based on the fair market value of the Company’s common stock on the applicable date of delivery or other time period of determination, as specified by the Committee. A stock unit award shall be subject to such restrictions and conditions as the Committee shall determine. A stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

On the date the award is granted, the Committee shall in its discretion determine any vesting requirements with respect to a stock unit award, which shall be set forth in the award agreement, provided that the Committee may accelerate the vesting of a stock unit award at any time. A stock unit award may also be granted on a fully-vested basis.

A stock unit award shall become payable to a Participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a stock unit award may be made, at the discretion of the Committee, in cash or in shares of common stock of the Company, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a stock unit award shall be made based upon the fair market value of one share of the common stock of the Company, multiplied by the number of stock units granted, determined at such time as provided by the Committee. Depending on their terms, stock unit awards may be subject to Internal Revenue Code Section 409A, which in certain circumstances will result in adverse tax consequences to Participants. The Company intends to structure any stock unit awards under the 2005 Plan to meet the applicable tax law requirements of Internal Revenue Code Section 409A in order to avoid these consequences.

To the extent that the Committee elects to make payments for stock unit awards in stock, the Participant shall not have any rights as a stockholder with respect to the shares subject to a stock unit award until such time as shares of common stock are delivered to the Participant pursuant to the terms of the award agreement.

Stock Awards.  A stock award granted to a Participant represents shares of the Company’s common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2005 Plan and the award agreement. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee may, in connection with any stock award, require the payment of a specified purchase price.

Subject to the provisions of the 2005 Plan and the applicable award agreement, upon the issuance of the common stock under a stock award the Participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Change in Control

Awards under the 2005 Plan are subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, if within 12 months of a change in control there occurs a “triggering event” (as defined in the 2005 Plan), (i) each outstanding stock option and stock appreciation right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon, and all of the Company’s repurchase rights with respect to such restricted shares, shall lapse, and (iii) each outstanding stock unit award shall become immediately and fully vested and payable.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock, stock units and stock awards may qualify under Section 162(m) of the Internal Revenue Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Term of 2005 Plan

The 2005 Plan shall terminate on March 22, 2015, which is the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may, in its discretion and at any earlier date, terminate the 2005 Plan. Notwithstanding the foregoing, no termination of the 2005 Plan shall adversely affect any award theretofore granted without the consent of the Participant or the permitted transferee of the award.

New Plan Benefits

Future awards to our employees and directors are discretionary. Therefore, the benefits that may be received by our employees and directors if the Company’s stockholders approve the 2005 Plan cannot be determined at this time. In addition, because the value of the common stock issuable under aspects of the 2005 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by Participants under the 2005 Plan.

Summary of Federal Income Tax Consequences of the 2005 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2005 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options.  No taxable income will be recognized by a Participant under the 2005 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of

(i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.

The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

Non-Qualified Stock Options.  Generally, no taxable income is recognized by a Participant upon the grant of a non-qualified stock option if at the time of grant the exercise price for such option is equal to or greater than the fair market value of the stock to which such option relates. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of CKE be subject to income tax withholding by CKE out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock.  If no election is made under Section 83(b) of the Internal Revenue Code and repurchase rights are retained by CKE, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an Internal Revenue Code Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Stock Appreciation Rights.  Generally, no taxable income is recognized by a Participant receiving a stand alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the base value is equal to the fair market value of CKE’s stock and the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time it is received. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, then such right may subject a Participant to certain adverse tax consequences under Internal Revenue Code Section 409A, discussed below.

We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Stock Unit Awards.  Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Internal Revenue Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

Deferred Compensation.  As noted above in the description of the 2005 Plan, any deferrals made under the 2005 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2005 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

Tax Withholding.  Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of January 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	8,993,347	$11.14	847,736
Equity compensation plans not approved by stockholders	673,871	$7.90	57,669
Total	9,667,218	$10.92	905,405

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE APPROVAL OF THE 2005 OMNIBUS INCENTIVE COMPENSATION PLAN.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has unanimously approved an amendment to the 1994 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval at the Annual Meeting.

Description of the ESPP

Our ESPP was adopted by the Board of Directors on September 27, 1994 and approved by the stockholders on June 21, 1995. The ESPP was subsequently amended on May 2, 1996 and again on March 31, 2003. This summary is qualified in its entirety by reference to the full text of the ESPP, which is attached as Annex B to this Proxy Statement.

Purpose of the ESPP.  The purpose of the ESPP is to encourage a sense of proprietorship on the part of employees of CKE and its subsidiaries by assisting such employees in making regular purchases of shares of the Company’s common stock, and thus to benefit the Company by increasing such employees’ interest in the growth of the Company and its subsidiaries and in such entities’ financial success.

Shares Reserved for Issuance.  We reserved 2,907,000 shares of common stock for issuance under the ESPP. Approximately 104,075 shares of common stock remain available for issuance. If the stockholders approve this amendment to the ESPP, an additional 1,000,500 shares will become available for issuance under the ESPP.

Administration.  The Company’s Board of Directors shall delegate administration of the ESPP to a committee appointed by the Board of Directors. All questions of interpretation and/or application of the ESPP shall be determined by such committee. All interpretations, determinations and actions by the committee shall be final, conclusive and binding upon all parties.

Eligibility.  Any person who has reached the age of majority and is an employee of CKE or a subsidiary thereof (i) on an hourly basis as a restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one (1) year; (ii) on an hourly basis as a non-restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one (1) year; or (iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days is eligible to participate in the ESPP (an “ESPP Participant” or the “ESPP Participants”).

Approximately 30,817 employees are eligible to participate in the ESPP and 446 have elected to do so. Through fiscal year-end, a total of 2,803,425 shares of the Company’s common stock have been purchased by CKE and participants in the ESPP since the adoption of the ESPP.

Offering Dates.  Shares of the Company’s common stock shall be offered pursuant to the ESPP in offering periods coinciding with CKE’s fiscal quarters.

Purchase and Delivery of Shares.  Following the acceptance by CKE of an employee’s enrollment form, CKE shall direct a financial institution to open and maintain an account in the name of such employee and to purchase shares of the Company’s common stock on behalf of such employee as permitted under the ESPP.

Since the inception of the ESPP in 1994, CKE employees have contributed from their own money an aggregate of $8,679,006, and the Company has provided matching contributions for the benefit of these employees in the aggregate amount of $3,471,402. These contributions have purchased 1,595,778 and 643,184 shares, respectively. All of these shares, both utilizing the employees’ contributions and the Company’s contributions, have been purchased in the open-market by the financial institution designated by CKE to maintain and administer an account in the name of each ESPP Participant. It is our preference and intention to continue to fulfill our matching obligations by contributing cash for the purpose of purchasing shares in the open-market. However, if the Board of Directors believes that, in satisfying any matching obligations the Company has under the ESPP, it is in the best interests of the Company to contribute authorized but unissued shares rather than cash to purchase shares in the open-market, the Company reserves the right to do so.

Matching Contribution

For those ESPP Participants that are neither officers nor directors of CKE, CKE will make a matching contribution equal to either one-third of the number of shares purchased on behalf of the participant or one-third of the dollar amount contributed by such participant, at CKE’s sole discretion, less withholding taxes associated therewith. For ESPP Participants that are either officers or directors of CKE, CKE will make a matching contribution equal to either one-half of the number of shares purchased on behalf of the participant or one-half of the dollar amount contributed by such participant, at CKE’s sole discretion, less withholding taxes associated therewith.

Capital Changes

If there are any changes in the capitalization of CKE, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by CKE in the number of shares of its common stock subject to purchase under the ESPP.

Number of Shares Purchased

Given that the number of shares that may be purchased under the ESPP is determined, in part, by the common stock’s market value at the end of an offering period and that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth for each of the Company’s executive officers and directors the number of shares of common stock purchased during the 2005 fiscal year under the ESPP and the average price per share paid for such shares.

Name of Individual or Group	Number of shares purchased	Average per share purchase price
Andrew F. Puzder	17,962	$11.38
E. Michael Murphy	435	$11.49
John J. Dunion	1,056	$10.23
Theodore Abajian	5,208	$12.25
Brad R. Haley	1,136	$11.82
Renea S. Hutchings	3,263	$11.86

Amendment and Termination

The Board of Directors may amend or terminate the ESPP at any time. If the ESPP is terminated, each ESPP Participant shall be entitled to receive as promptly as possible from CKE all payroll deductions attributable to him or her which have not been used for purchase of common stock under the ESPP, but such ESPP Participant shall not be entitled to the benefit of any future matching contributions with respect to such deductions, interest or otherwise for any past offering period.

Tax Consequences

The ESPP is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. To the extent an ESPP Participant receives shares of the common stock of the Company for a price less than its fair market value, the ESPP Participant will recognize income equal to such difference. The ESPP provides for the purchase of shares to be made at fair market value; therefore, there should be no income to the ESPP Participant upon the purchase of shares of common stock of the Company.

CKE will be required to withhold federal income tax with respect to the matching contributions made by the Company or its subsidiary. These amounts will be withheld at the end of the period that the shares purchased with the matching contribution are subject to forfeiture. Such amounts will be withheld from the remainder of the base earnings (as defined in the ESPP) of the ESPP Participant and not from amounts placed in the ESPP Participant’s account.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP (“KPMG”) audited the Company’s consolidated financial statements for the fiscal year ended January 31, 2005. A representative of KPMG will attend the Annual Meeting and will be available to respond to appropriate questions.

The Company has not formally retained an independent accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2006, or to conduct reviews of the Company’s quarterly financial statements for the first three quarters of fiscal 2006. However, the Company expects KPMG to review our financial statements for the first quarter of fiscal 2006 in a manner similar to that in which KPMG has conducted its review of the Company’s quarterly financial statements in prior fiscal years.

The Audit Committee’s Charter provides that the Audit Committee, or a designated member thereof, must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagements of KPMG pursuant to which it provided the audit, tax and the other services described below for the fiscal year ended January 31, 2005.

Fees Paid to Independent Auditors

The following table presents fees for professional audit services rendered by KPMG LLP for audit of the Company’s annual financial statements for fiscal 2005 and fiscal 2004, and fees billed for other services rendered by KPMG LLP.

Name	2005	Percentage of 2005 Services Approved by Audit Committee	2004	Percentage of 2004 Services Approved by Audit Committee
Audit Fees (1)	$1,961,582	100%	$725,600	100%
Audit-Related Fees (2)	—	100%	$47,890	100%
Tax Fees (3)	$10,370	100%	$44,343	100%

(1)	Audit services consist of the audit of annual financial statements, audit of the effectiveness of our internal control over financial reporting as of January 31, 2005 as required by Section 404 of the Sarbanes-Oxley Act, SAS 100 quarterly reviews, review of UFOC/registration statements and issuance of comfort letters and consents.

(2)	Audit-related fees consist principally of the audit of CKE’s pension plan and ERISA compliance.

(3)	Tax services consist of tax compliance and tax planning advice to fully owned subsidiary, Carl Karcher Enterprises, Inc.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.  Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.  Audit-related services include assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.  Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

4.  Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Auditor Independence

The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence and has concluded that the provision of such non-audit services does not compromise the independence of KPMG LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three non-management directors and operates pursuant to a written Charter that is available on our website at www.ckr.com. During fiscal 2005, the Audit Committee held 11 meetings. The Audit Committee’s purpose is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare this Report. The Board of Directors has determined, upon the recommendation of the Nominating & Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. Ammerman is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During fiscal 2005, the Audit Committee performed all of its duties and responsibilities under the then applicable Charter of the Audit Committee. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for fiscal 2005 be included in its Annual Report on Form 10-K for the Company’s fiscal year ended January 31, 2005.

Dated: May 20, 2005

AUDIT COMMITTEE

/s/
Douglas K. Ammerman (Chairman)
Peter Churm
Byron Allumbaugh
Frank P. Willey (member during fiscal 2005)

The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

Other Business

Presented by Management.  Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

Presented by Stockholders.  As no nominations and/or proposals were timely submitted to the Company, there are no matters proposed by stockholders which are to be acted/voted upon.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the annual meeting in the year 2006 must deliver the proposal to the Corporate Secretary at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013:

1.  Not later than January 31, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

2.  Not later than March 30, 2006 (based on a tentative Annual Meeting date of June 28, 2006), if the proposal is submitted pursuant to CKE’s bylaws, in which case we are not required to include the proposal in our proxy materials.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of CKE which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by CKE.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may communicate that concern to Hilary Burkemper, our Compliance Officer, at hburkemper@ckr.com, or the Audit Committee of the Board of Directors at auditcommittee@ckr.com, or, to maintain anonymity, by sending correspondence to the private mail box address at CKE Restaurants, Inc., Audit Committee, 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, may contact Hilary Burkemper at (805) 745-7500.

ANNEX A

CKE Restaurants, Inc.
2005 Omnibus Incentive Compensation Plan

(Adopted by the Board of Directors on March 22, 2005)

i

Table of Contents
(continued)

ii

CKE Restaurants, Inc.
2005 Omnibus Incentive Compensation Plan

1.  Purpose. The purpose of CKE Restaurants, Inc.’s 2005 Omnibus Incentive Compensation Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.  Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate”  means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act, and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

“Award”  means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

“Award Agreement”  means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board”  means the Board of Directors of the Company.

“Code”   means the Internal Revenue Code of 1986, as amended.

“Common Stock”  means the Company’s common stock, par value $.01 per share.

“Committee”  means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Company”  means CKE Restaurants, Inc., a Delaware corporation.

“Date of Grant”  means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability”  means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

“Eligible Person”  means any person who is an employee of the Company or any Affiliate, or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act”  means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”  of a share of Common Stock as of a given date shall be the average of the highest and lowest of New York Stock Exchange composite tape market prices at which the shares of Common Stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If Common Stock is not listed on New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

“Incentive Stock Option”  means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Named Executive Officer”  shall mean the Chief Executive Officer of the Company, or any person who is, for the Company’s current fiscal year, or is expected to be for the Company’s next fiscal year, one of the four most highly paid executive officers of the Company, other than the Chief Executive Officer.

“Non-Employee Director”  means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option”  means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant”  means any Eligible Person who holds an outstanding Award under the Plan.

“Performance-Based Exception”  means the performance based exception from the tax deductibility limitations of Code Section 162(m).

“Plan”  means CKE Restaurants, Inc.’s 2005 Omnibus Incentive Compensation Plan as set forth herein, as amended from time to time.

“Restricted Stock Award”   means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Service”  means a Participant’s employment with the Company or any Affiliate, or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award”  means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and repurchase conditions.

“Stock Appreciation Right”  means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option”  means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Unit Award”  means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

3.	Administration.

3.1  Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by New York Stock Exchange, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2  Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3  Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4  Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.	Shares Subject to the Plan.

4.1  Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 2,500,000 shares. Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued under (i) all Incentive Stock Options shall be limited to 2,500,000 shares, and (ii) all Restricted Stock Awards, Stock Unit Awards and Stock Awards under the Plan shall be limited to 750,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2  Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Unit Awards and Stock Awards in the aggregate granted to any one Participant during any fiscal year period shall be 375,000 shares. The foregoing limitation shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate. The foregoing annual Participant limitation may be exceeded, however, in connection with the new employment of a Named Executive Officer, if the Board determines that exceeding the limitation is in the best interests of the Company, but in no event shall the annual Participant limitation exceed 475,000 shares.

4.3  Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.	Participation and Awards.

5.1  Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2  Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 13.1 hereof.

6.	Stock Options.

6.1  Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2  Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3  Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods), or on the attainment of specified performance goals established by the Committee in its discretion.

6.4  Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

6.5  Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 12.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after termination of Service. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan, or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

6.6  Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of, the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.7  Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 13.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 13.2 hereof.

6.8  Additional Rules for Incentive Stock Options.

(a)  Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)  Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)  Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)  Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)  Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9  Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

7.	Stock Appreciation Rights.

7.1  Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

7.2  Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

7.3  Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4  Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5  Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

7.6  Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Awards of Stock Appreciation Rights must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Appreciation Rights which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Appreciation Rights.

8.	Restricted Stock Awards.

8.1  Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may provide that no payment is required, or require the payment by the Participant of a specified purchase price, in connection with any Restricted Stock Award.

8.2  Vesting Requirements; Repurchase Rights. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the shares of Common Stock subject to the Award may be repurchased by the Company, at the Company’s election, at a repurchase price set forth in the Restricted Stock Award, but not less than the purchase price paid by the Participant.

8.3  Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4  Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5  Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	Stock Unit Awards.

9.1  Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

9.2  Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis.

9.3  Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4  No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

9.   Compliance with Code Section 409A. Notwithstanding anything in this Article 9 to the contrary, all Awards of Stock Units must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Unit Awards which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Unit Award.

10.	Stock Awards.

10.1  Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

10.2  Rights as Shareholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.  Change in Control.

11.1  Effect of Change in Control. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, (i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all repurchase rights and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award shall become immediately and fully vested and payable.

11.2  Definitions.

(a)  Cause. For purposes of this Section 11, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

(b)  Change in Control. For purposes of this Section 11, a “Change in Control” shall be deemed to have occurred upon:

(i) the occurrence of (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; and (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of the Company immediately prior to the Acquisition, for any reason other than death, Disability, Cause, or voluntary resignation (but excluding from voluntary resignation any termination that constitutes a Constructive Termination or any resignation that was requested by the Board or any such Person (or its employees or representatives) that completes an Acquisition);

(ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

(iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger,

consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(v) the sale or other disposition of all or substantially all of the assets of the Company;

(vi) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

(c)  Constructive Termination. For purposes of this Section 11, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(d)  Triggering Event. For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.3 hereof.

11.3  Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by the accounting firm that is the Company’s then outside auditor (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

12.	Forfeiture Events.

12.1  General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2  Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

13.	Performance Measures

13.1  The Committee may specify that the attainment of the general performance measures set forth in this Article 13 may determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or dividend equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (which may be adjusted for nonrecurring items and before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or dividend equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

14.	General Provisions.

14.1  Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the

Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

14.2  No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

14.3  Deferrals of Payment. The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.4  Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

14.5  Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

14.6  Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the

Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

14.7  Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.8  Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.9  Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

14.10  Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

14.11  Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.12  Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.13  Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.14  Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.	Effective Date; Amendment and Termination.

15.1  Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2005 Annual Meeting of Shareholders. The term of the Plan shall be ten years from the date of adoption by the Board, subject to Section 14.3 hereof.

15.2  Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

15.3  Termination. The Plan shall terminate on March 22, 2015, which is the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

ANNEX B
CKE RESTAURANTS, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN*

1.  Purpose of Plan. The purpose of this 1994 Employee Stock Purchase Plan (the “Plan”) is to encourage a sense of proprietorship on the part of employees of CKE Restaurants, Inc., a Delaware corporation (the “Company”), and its subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of the Company, and thus to benefit the Company by increasing such employees’ interest in the growth of the Company and subsidiary corporations and in such entities’ financial success. Participation in the Plan is entirely voluntary, and the Company makes no recommendations to its employees as to whether they should participate.

2.	Definitions.

2.1   “Base Earnings” shall mean the Employee’s regular salary rate before deductions required by law and deductions authorized by the Employee. Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or subsidiary corporations, as applicable, of social security, worker’s compensation, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or subsidiary corporations, as applicable, for insurance, annuity, or other employee benefit plans.

2.2  “Board” shall mean the Board of Directors of the Company.

2.3  “Broker” shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 17 hereof.

2.4  “Brokerage Account” shall mean an account established on behalf of each Participant pursuant to Paragraph 9.1 hereof.

2.5  “Committee” shall mean a stock purchase committee appointed by the Board.

2.6  “Common Stock” shall mean the Common Stock of the Company.

2.7  “Company” shall mean the Company Restaurants, Inc., a Delaware corporation, or any successor.

2.8  “Company Account” shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

2.9  “Employee” shall mean any person who has reached the age of majority and who is currently employed by the Company or one of its subsidiary corporations (i) on an hourly basis as a restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one (1) year (provided that the Board or the Committee may in its discretion waive such one (1) year requirement), excluding non-employees and persons on leave of absence; (ii) on an hourly basis as a non-restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement) , excluding non-employees and persons on leave of absence or (iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement) , excluding non-employees and persons on leave of absence. An Employee may also be referred to herein as a Participant.

2.10  “Enrollment Form” shall mean the Employee Stock Purchase Plan Enrollment Form.

2.11  “Incentive Compensation” shall mean compensation received by any Employee of the Company, or its subsidiaries, as a bonus or performance-based award, which is in addition to such Employee’s regular salary.

2.12  “Interested Party” shall mean the persons described in Paragraph 16 hereof.

2.13  “Plan” shall mean this 1994 Employee Stock Purchase Plan.

*	As amended, subject to stockholder approval, by resolution of the Board of Directors as of March 22, 2005.

2.14  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

3.  Administration. The Plan shall be administered by the Board or, in the discretion of the Board, by the Committee which shall consist of not less than two persons to be appointed by, and to serve at the pleasure of, the Board. No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan. An aggregate of 3,907,500 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change. The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as it deems necessary or appropriate from time to time for the proper administration of the Plan. In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, recordkeeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time. The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Board or the Committee. The members of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants. The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person’s gross negligence or willful misconduct.

4.  Eligibility. Any Employee as defined in Paragraph 2.9 shall be eligible to participate in the Plan. Any Employee participating in the Plan who, after the commencement of a particular Offering Period, as defined in Paragraph 5, shall for any reason fail to meet the standards of eligibility shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant shall have become ineligible. Any reference in this Plan to withdrawal by a Participant from the Plan shall include ineligibility as described in this Paragraph.

5.  Offering Periods. Shares shall be offered pursuant to this Plan in periods which coincide with the Company’s fiscal quarters (“Offering Periods”), commencing on the effective date of the Plan pursuant to Paragraph 22 and continuing thereafter until terminated in accordance with Paragraph 15. The Board shall have the power to change the duration of Offering Periods if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected.

6.  Participation. Participation in the Plan is voluntary. An eligible Employee may apply to participate in the Plan by submitting to the Company’s Benefits Department an Enrollment Form authorizing a payroll deduction and purchase of shares. The Enrollment Form shall be on a form provided by the Company and may be submitted to the Company at any time. Participation shall not be effective until the Enrollment Form is reviewed and accepted by the Company by written notice to the Employee. Once the Enrollment Form has been reviewed and accepted by the Company, participation in the Plan shall commence immediately.

7.  Payroll Deductions.

7.1  Election. At the time a Participant submits an Enrollment Form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 3% to 15% of the Base Earnings which the Participant is to receive on such payday. In addition to the deduction from Base Earnings, or in lieu of the deduction from Base Earnings, a Participant may elect, upon submission of an Enrollment Form, to have payroll deductions made at a whole percentage from 3% to 15% of the Incentive Compensation which the Participant is to receive.

7.2  Holding of Funds. All payroll deductions authorized by each Participant shall be held in a non-interest account in the name of the Company Restaurants, Inc. Employee Stock Purchase Plan (the “Company

Account”) until used to purchase Common Stock and shall not be used for any other purpose. The Company shall maintain records reflecting the amount in the Company Account of each Participant. All withholding taxes in connection with a Participant’s payroll deduction shall be deducted from the remainder of the Base Earnings and/or Incentive Compensation paid to the Participant and not from the amount to be placed in the Company Account. A Participant may not make any additional payments into the Company Account except as provided in Paragraph 18. All amounts in the Company Account derived from payroll deductions shall be referred to as the “Participant Contribution.”

7.3  Changes in Election. Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated. Such participation shall be on the basis of the payroll deduction election submitted by such Employee to the Company and then currently in effect. Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company. To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in writing and submitted to the Company. A Participant may change his withholding percentage at any time during an Offering Period, but only one time during any Offering Period. If a Participant’s Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant’s previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of 15% of the Participant’s Base Earnings).

8.  Contribution by the Company or a Subsidiary. The Company or a Subsidiary shall make matching contributions (the “Matching Contribution”) as follows:

8.1  Officers and Directors as Participants. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-half of the number of shares purchased on behalf of such Participant or equal to one-half of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3, at the sole discretion of the Company, less all withholding taxes in connection with such Matching Contribution. “Officer” shall mean those individuals elected as Officers by the Board of Directors of the Company and its Subsidiaries, and shall be determined as of the end of an Offering Period. “Director” shall mean an employee and a member of the Board of Directors of the Company and its subsidiaries. “Director” shall also mean employees of the Company and its subsidiaries who hold the title Director. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person’s existing withholding percentages or as otherwise required by law from the Participant’s base earnings.

8.2  Other Participants. For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-third of the number of shares purchased on behalf of such Participant or equal to one-third of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3, at the sole discretion of the Company. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person’s existing withholding percentages or as otherwise required by law from the Participant’s base earnings.

8.3	Intentionally Omitted.

8.4  Timing of Withholding. The Company shall withhold taxes in two subsequent pay periods or as otherwise required by law.

9.  Purchase of Shares Regarding Participant’s Contribution.

9.1  Brokerage Account. Following the acceptance by the Company of a Participant’s Enrollment Form, the Company shell direct the Broker to open and maintain an account (the “Brokerage Account”) in the name of such Participant and to purchase shares of Common Stock on behalf of such Participant as permitted under this Plan.

9.2  Delivery of Funds to Broker from Company. The Company, from time to time during an Offering Period, shall deliver to the Broker an amount equal to the total of all Participant Contributions together with a list of the amount of such Contributions from each Participant.

9.3  Broker’s Purchase of Shares. From time to time, the Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as such Contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker pursuant to this Paragraph 9.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each Participant. At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common Stock purchased for his Brokerage Account. Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

9.4  Fees and Commissions. The Company shall pay the Broker’s administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 9.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 9.5, be payable directly to the Broker by the Participant.

9.5  Participant Accounts with Broker. Each Participant’s Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 unless such shares are registered in the Participant’s name. Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as soon as practicable following receipt of such dividends by the Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 shall be credited to the Participant’s Brokerage Account without charge. Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his or her Brokerage Account be delivered to him at any time; provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests. A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to his Brokerage Account. Unless otherwise instructed by the Participant, upon such sale the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant. Except as provided in Paragraph 13, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee’s status as a Participant. A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his Brokerage Account at any time by separate purchases arranged through the Broker. When any such purchases are made, the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions. In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates, and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

10.  Issuance of Shares Regarding Matching Contribution. Subject to Paragraph 20, on the 10th day after the first anniversary of an Offering Period, each Participant’s direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 8 by delivering to the Broker an amount equal to the total funds necessary to make the Matching Contributions described in Paragraph 8 together with a list of the number of shares allocable to the Brokerage Account of each Participant. As soon as practicable thereafter, the Broker shall purchase the number of shares of Common Stock required in order to make the Matching Contributions. The shares to be purchased shall be purchased at the then current fair market value and allocated to participant accounts on the settlement date. The shares may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. At the time of such allocation, each Participant shall immediately acquire full ownership of all full and fractional shares of Common Stock purchased. Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

11.  Voting and Shares. All voting rights with respect to the full and fractional shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant’s signed proxy instruction duly delivered to the Broker.

12.  Statement of Account. As soon as practicable after the end of each Offering period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Account, including his or her participation in the Plan for such Offering Period. Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account. The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders, including the Company’s annual report to its stockholders containing audited financial statements.

13.  Withdrawal from the Plan. A Participant may withdraw from the plan, effective as of the end of any Offering Period, by giving written notice to the Company not later than the 15th day prior to the end of such Offering Period. Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all of the Participant’s payroll deductions credited to the Company Account in his or her name during the applicable Offering period, but shall not be entitled to the benefit of any Matching Contributions. In the event a Participant withdraws from the Plan pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the broker shall maintain or close the Participant’s Brokerage Account in accordance with the procedures set forth in Paragraph 16. A Participant who withdraws from the Plan may not reenter the Plan except by execution and delivery of a new Enrollment Form and payroll deduction election, and his or her participation shall be effective upon acceptance of the Enrollment Form by the Company by written notice to the Employee not sooner than 30 days after receipt of the Enrollment Form, provided that the Company may in its discretion accept an Enrollment Form prior to the expiration of such 30 days.

14.  Termination of Employment. In the event of the termination of a Participant’s employment with the Company or a Subsidiary for any reason during an Offering Period, including, but not limited to, the death of a Participant, participation in the Plan shall terminate as well as any rights to future Matching Contributions. The Participant or the personal representative of the Participant shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs. Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of its Subsidiaries shall not be considered termination under this Paragraph 14. Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 14. In the event of the termination of a Participant’s employment pursuant to this Paragraph 14, the Company shall notify the broker as soon as practicable and the Broker shall maintain or close the Participant’s Brokerage Account in accordance with the procedures set forth in Paragraph 16.

15.  Amendment, Suspension and Termination of Plan. This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board action. If the plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used for purchase of Common Stock pursuant to Paragraph 9, (“Account Balance”), but he or she shall not be entitled to the benefit of any future Matching Contributions with respect to such deductions or interest or otherwise for any past Offering Periods. In any event, this Plan shall terminate 20 years from the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. In the event that the Company terminates the Plan pursuant to this Paragraph 15, the Broker shall maintain or close the Participant’s Brokerage Accounts in accordance with the procedures set forth in Paragraph 16. Notwithstanding any other provision to the contrary, any provision of this Plan may be amended by the Board or the Committee as required to obtain necessary approvals of governmental agencies if such change does not materially alter the rights and interests of stockholders of the Company. If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common stock subject to purchase under the Plan.

16.  Disposition of Brokerage Account Following Withdrawal, Death, Termination of Employment or Termination of Plan. As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant’s employment with the Company or a Subsidiary (which includes the death of the Participant) or of the notification that the Plan is terminated pursuant to Paragraph 15 hereof, the Broker shall notify the former Participant, or in the event of his death, his designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an “Interested Party”) , regarding the disposition of the former Participant’s or deceased Participant’s Brokerage Account. As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant’s or deceased Participant’s Brokerage Account, at the Interested Party’s expense, by any one of the following means:

(a)  The Interested Party may request the Broker to maintain the former Participant’s or deceased Participant’s Brokerage Account for the benefit of the Interested Party or any other person. The Interested Person shall be charged by the Broker for all maintenance fees and any and all other fees in connection with the Brokerage Account.

(b)  The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant’s or deceased Participant’s Brokerage Account. Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which shall be payable by the Interested Party.

(c)  The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in an amount equal to the proceeds of the sale any fractional shares of Common Stock held in the former Participant’s or deceased Participant’s Brokerage Account, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the Participant.

17.  Broker. The Broker shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated which has agreed to act as Broker for such period as is determined by the Company. Either the Company or the Broker may terminate such designation at any time upon 30 days’ written notice. In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker. Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder. The relationship between the Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

18.  Initial Contribution. Any Participant who files a Enrollment Form prior to the first Offering Period may elect to make an initial contribution (“Initial Contribution”) to be allocated to him or her in the Company Account, by check payable to the Company, in any amount up to 10% of his or her Base Earnings for the period between August 16, 1994, and the commencement of the first Offering Period. The amount of the Initial Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

18.1  Lump Sum Contribution. The Board and/or Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution (“Lump Sum Contribution”) to be credited to him or her in the Company Account, by check payable to the Company, in any amount up to 15% of his or her Base Earnings, for a period prescribed by the Board and/or Committee. The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 5, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

6307 CARPINTERIA AVE., STE. A
CARPINTERIA,  CA  93013-2901

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THESE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 27, 2005(June 23, 2005, if you hold shares through CKE’s Employee Stock Purchase Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 27, 2005(June 23, 2005, if you hold shares through CKE’s Employee Stock Purchase Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CKE Restaurants, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.  Your proxy card must be received by 9:30 A.M. Pacific Time on June 28, 2005(June 21, 2005, if you hold shares through CKE’s Employee Stock Purchase Plan).

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CKERS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CKE RESTAURANTS, INC.

Vote on Directors
			For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1.	ELECTION OF FOUR DIRECTORS:

Nominees: (01) PETER CHURM, (02) DANIEL D. (RON) LANE, (03) ANDREW F. PUZDER, AND (04) JANET E. KERR.			¡	¡	¡

						For	Against	Abstain
Vote on Proposals

2.	ADOPTION OF THE 2005 OMNIBUS INCENTIVE COMPENSATION PLAN.					¡	¡	¡

3.	AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER.

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.					¡	¡	¡

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THE PERSONS NAMED ON THE PROXY CARD WILL VOTE“FOR” THE NOMINEES LISTED ABOVE, AND “FOR” PROPOSAL NUMBERS 2 AND 3.

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

	Yes	No

Please indicate if you plan to attend this meeting	¡	¡

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE.

PROXY

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013-2901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF CKE RESTAURANTS, INC.

          The undersigned hereby appoints Andrew F. Puzder and E. Michael Murphy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of CKE Restaurants, Inc. Common Stock held of record by the undersigned on May 3, 2005, at the Annual Meeting of Stockholders to be held on June 28, 2005, and any postponements or adjournments thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.